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                                                                   Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of SFX Entertainment, Inc. for the registration of $200,000,000 in aggregate principal of 9 1/8% Senior Subordinated Notes due 2008 and to the incorporation by reference therein of our reports dated: i) February 25, 1999, with respect to the consolidated financial statements of SFX Entertainment, Inc. and ii) October 2, 1997, with respect to the consolidated financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies, both included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ----------------------------
                                                 Ernst & Young LLP



New York, New York
April 12, 1999